SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2006

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

213-613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 27, 2006, TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, L.P. (a subsidiary of Thomas Properties Group, Inc. (the “Company”)) and the California State Teachers’ Retirement System, completed the sale of Valley Square Office Park (the “Property”), a five-building complex totaling 293,936 square feet and located in Blue Bell, Pennsylvania.

TPG/CalSTRS, LLC acquired the property in March 2005. The Property was sold to Bresler & Reiner, Inc. for $42.5 million. After closing costs and repayment of the mortgage debt of $30.3 million, the net proceeds to TPG/CalSTRS, LLC were approximately $11.2 million, of which Thomas Properties Group, L.P.’s share was approximately $3.3 million.

The sale resulted in a gain of approximately $6.9 million to TPG/CalSTRS, LLC. Thomas Properties Group, L.P. realized a gain of approximately $3.7 million, including a promoted interest of approximately $600,000.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1—	Press Release of Thomas Properties Group, Inc. dated May 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

May 3, 2006